AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1998
                                                  REGISTRATION NO. 33-33929

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                     POST-EFFECTIVE AMENDMENT NO. 3 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

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                         GENERAL SIGNAL CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEW YORK                  16-0445660
                  (STATE OR OTHER            (I.R.S. EMPLOYER
                  JURISDICTION OF           IDENTIFICATION NO.)
                  INCORPORATION OR
                   ORGANIZATION)

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                            ONE HIGH RIDGE PARK
                        STAMFORD, CONNECTICUT 06904
                               (203) 329-4100
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

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                        CHRISTOPHER J. KEARNEY, ESQ.
                        VICE PRESIDENT AND SECRETARY
                         GENERAL SIGNAL CORPORATION
                          700 TERRACE POINT DRIVE
                       MUSKEGON, MICHIGAN 49443-3301
                               (616) 724-5000
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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                       RECENT EVENTS: DE-REGISTRATION

     The Registration Statement on Form S-3 (Registration No. 33-33929) (the "Registration Statement") of General Signal Corporation, a New York corporation ("General Signal"), pertaining to up to $300,000,000 of debt securities of General Signal to which this Post-Effective Amendment relates, was filed with the Securities and Exchange Commission on March 22, 1990 and declared effective. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Prospectus contained in the Registration Statement also relates to Registration Statement No. 33-25926 previously filed with the Securities and Exchange Commission on December 22, 1988 and declared effective. Both registration statements are referred to herein as the "Registration Statements".

     On October 6, 1998 (the "Effective Time"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 19, 1998, among SPX Corporation, a Delaware corporation ("SPX"), SAC Corp., a Delaware corporation and a wholly owned subsidiary of SPX (renamed General Signal Corporation immediately following the Effective Time) ("New General Signal"), and General Signal, General Signal was merged with and into New General Signal (the "Merger"), with New General Signal as the surviving corporation.

     As a result of the Merger, General Signal has terminated the offering of debt securities pursuant to the Registration Statements. In accordance with an undertaking made by General Signal in the Registration Statements to remove from registration by means of a post-effective amendment any debt securities which remain unsold at the termination of the offering, General Signal hereby removes from registration all debt securities under the Registration Statements which remain unsold.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on October 29, 1998.

                                          General Signal Corporation, as
                                          successor to
                                          the Registrant in the Merger


                                          By:  /s/ Christopher J. Kearney
                                              ----------------------------
                                              Christopher J. Kearney
                                              Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on October 29, 1998.

            SIGNATURE                         TITLE *
            ---------                         -------

      /s/Patrick J. O'Leary
   _________________________      Director and President (Principal Executive
       Patrick J. O'Leary         Officer)

   /s/Christopher J. Kearney
   _________________________      Director
     Christopher J. Kearney

      /s/Arthur R. Cross
   _________________________      Director, Vice President and Treasurer
         Arthur R. Cross          (Principal Financial and Accounting Officer)


* All of the signatories are officers and/or directors of General Signal Corporation, a Delaware corporation, the successor to the Registrant in the Merger.